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As filed with the Securities and Exchange Commission on September 10, 2012

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AGILENT TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	77-0518772 (I.R.S. Employer Identification No.)

5301 Stevens Creek Boulevard
Santa Clara, California 95051
(408) 345-8886
(Address, including zip code and telephone number, including area code, of the Registrant's principal executive offices)

Didier Hirsch
Senior Vice President and Chief Financial Officer
5301 Stevens Creek Boulevard
Santa Clara, California 95051
(408) 553-2424
(Name, address, including zip code and telephone number, including area code, of the Registrant's agent for service)

Copies to:
David K. Michaels, Esq. Kee Bong Kim, Esq. Fenwick & West LLP 801 California Street Mountain View, California 94041 (650) 988-8500	Marie Oh Huber, Esq. Senior Vice President, General Counsel and Secretary 5301 Stevens Creek Boulevard Santa Clara, California 95051 (408) 553-2424	William H. Hinman, Jr., Esq. Simpson Thacher & Bartlett LLP 2550 Hanover Street Palo Alto, CA 94304 (650) 251-5000

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a registration statement filed pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Debt securities	(1)	(1)	(1)	(1)

Total

(1)
An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. The registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is excluding this information in reliance on Rule 456(b) and Rule 457(r).

PROSPECTUS

Debt Securities

        This prospectus contains a general description of certain material terms of the debt securities which we may offer for sale from time to time. The debt securities may be offered in one or more different series, each of which will have terms and conditions distinct from the terms and conditions of each other series of debt securities offered pursuant to this prospectus. The specific terms and conditions of the debt securities to be offered from time to time, to the extent they are not described in this prospectus or are different than those described in this prospectus, will be contained in one or more supplements to this prospectus, which will be provided when we make an offering of such debt securities. A supplement may also contain other important information concerning Agilent Technologies, Inc., the debt securities being offered or the offering, including certain U.S. federal income tax consequences and, in certain circumstances, the consequences under the tax laws of other countries to which you may become subject if you acquire the debt securities being offered by means of that supplement and this prospectus. A supplement may also supplement, change or update information contained in this prospectus, and we may supplement, change or update any of the information contained in this prospectus by incorporating information by reference in this prospectus. Read this prospectus and any supplement carefully before you invest.

        The securities will be issued by Agilent Technologies, Inc. See "Description of Debt Securities."

        The common stock of Agilent Technologies, Inc. is listed on the New York Stock Exchange under the trading symbol "A." Unless we state otherwise in a prospectus supplement, we will not list any of the securities described in this prospectus on any securities exchange.

        Investing in our securities involves risks. See "Part II, Item 1A—Risk Factors" beginning on page 5 of our Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2012, which is incorporated by reference herein, for a discussion of certain risks that you should consider in connection with an investment in the debt securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 10, 2012.

ABOUT THIS PROSPECTUS

        References in this prospectus to "Agilent," "our company," "we," "us" and "our" are to Agilent Technologies, Inc., a Delaware corporation, including, unless otherwise expressly stated or the context otherwise requires, its subsidiaries.

        This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a "shelf" registration procedure. Under this procedure, we may offer and sell debt securities from time to time in one or more series in one or more offerings. No limit exists on the aggregate amount of the debt securities we may sell pursuant to the registration statement. The securities sold may be denominated in U.S. dollars, foreign-denominated currency or currency units. Amounts payable with respect to any securities may be payable in U.S. dollars or foreign-denominated currency or currency units as specified in the prospectus supplement.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide you with a prospectus supplement that contains specific information about the terms of such securities. We may also add, update or change information contained in this prospectus through one or more supplements to this prospectus. Any statement that we make in this prospectus may be modified or superseded by any statement made by us in a prospectus supplement, and in the event the information set forth in a prospectus supplement differs in any way from the information set forth in this prospectus, you should rely on the information set forth in the prospectus supplement. The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede such information. See "Incorporation by Reference."

        You should read both this prospectus and any prospectus supplement together with additional information described under the captions "Where You Can Find More Information" and "Incorporation by Reference."

        You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any pricing supplement. No person has been authorized to give any information or to make any representations, other than those contained or incorporated by reference in this prospectus, the applicable prospectus supplement or any pricing supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Agilent, or any underwriter, agent, dealer or remarketing firm. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of Agilent since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

        Any prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by the prospectus supplement and, in certain circumstances, the consequences under the tax laws of other countries to which you may become subject if you acquire the debt securities being offered by means of that supplement and this prospectus.

        We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time, which agents may be affiliates of ours. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any offer. The prospectus supplement will also contain, with respect to the securities being sold, the names of any underwriters, dealers or agents, together with the terms of offering, the compensation of any underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended, which we refer to in this prospectus as the "Securities Act."

 SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

        We have made various forward-looking statements in this prospectus and the documents incorporated in this prospectus by reference. Examples of such forward-looking statements include statements regarding:

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  trends, seasonality, cyclicality and growth in and drivers of, the markets into which we sell;

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  our strategic direction;

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  our future effective tax rate and tax valuation allowance;

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  earnings from our foreign subsidiaries;

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  remediation activities;

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  new product and service introductions;

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  the ability of our products to meet market needs;

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  changes to our manufacturing processes;

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  the use of contract manufacturers;

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  the impact of local government regulations on our ability to pay vendors or conduct operations;

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  our liquidity position and level of debt;

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  our ability to generate cash from operations;

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  growth in our businesses;

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  our investments;

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  the potential impact of adopting new accounting pronouncements;

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  our financial results;

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  our purchase commitments;

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  our contributions to our pension plans;

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  the selection of discount rates and recognition of any gains or losses for our benefit plans;

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  our cost-control activities;

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  uncertainties relating to Food and Drug Administration ("FDA") and other regulatory approvals;

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  the integration of the Dako acquisition and other transactions;

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  our stock repurchase program;

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  our transition to lower-cost regions; and

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  the existence of economic instability.

        The words "believe," "expect," "anticipate," "intend," "plan," "aim," "will," "may," "should," "could," "would," "likely" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from such statements. Such factors, some of which are discussed under the caption "Risk Factors" in our Current Report on Form 8-K filed on September 10, 2012 and our Quarterly Reports on Form 10-Q, which are incorporated herein and will be discussed in prospectus supplements, include, but are not limited to:

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  our business' sensitivity to depressed general economic conditions;

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  the potential failure of the markets into which we sell our products to grow;

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  our ability to introduce successful new products and services in a timely manner;

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  dependence on contract manufacturing and outsourcing of other portions of our supply chain;

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  our ability to manage the consolidation and streamlining of our manufacturing operations;

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  our ability to adjust our purchases due to changing market conditions and to estimate our customers' demand;

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  our ability to match the demand for our products to our manufacturing capacity;

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  potential problems associated with doing business internationally;

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  our ability to retain and hire key personnel;

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  our ability to achieve the contemplated benefits of our acquisitions, strategic alliances, joint ventures and divestitures, including our acquisition of Dako A/S;

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  our acquisitions, strategic alliances, joint ventures and divestitures may result in financial results that are different than expected;

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  the impact of consolidation of our competitors;

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  the impact of environmental contamination;

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  our failure or inability to comply with laws and regulations;

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  our retirement and post retirement pension plan obligations and risks;

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  potential infringement of third parties' intellectual property rights by us or potential infringement of our intellectual property rights by third parties;

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  the potential adverse settlement of tax examinations and audits by the United States Internal Revenue Service and other tax authorities;

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  the impact of a change or termination of tax incentives;

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  our failure to maintain a level of cash sufficient to meet our needs in the United States;

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  our current or future levels of debt;

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  a loss to our factories, facilities or distribution systems due to a catastrophe;

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  the impact of a significant disruption in, or breach of, our information technology systems, or our failure to implement new systems and software; and

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  the impact of adverse conditions in the global banking industry and credit markets.

        We caution you that the foregoing list of factors is not exhaustive. There may also be other risks that we are unable to predict at this time that may cause actual results to differ materially from those in forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update publicly or revise any forward-looking statements.

 THE COMPANY

        Agilent Technologies, Inc. ("we", "Agilent" or the "company") is the world's premier measurement company, providing bio-analytical and electronic measurement solutions to the communications, electronics, chemical analysis, life sciences, diagnostics and genomics industries. Agilent has four primary businesses: the electronic measurement business, which focuses on the communications and electronics industries, the chemical analysis business, which focuses on the pertrochemical, environmental, forensics and food safety industries, the life sciences business, which focuses on the pharmaceutical, biotechnology, academic and government, bio-agriculture and food safety industries, and the diagnostics and genomics business, which focuses on the pharmaceutical, biotechnology, academic and government, and clinical industries.

        We were incorporated in Delaware in May 1999 and, prior to our initial public offering in November 1999, our operations comprised Hewlett-Packard's test and measurement, semiconductor products, healthcare solutions and chemical analysis businesses, related portions of Hewlett-Packard Laboratories, and associated infrastructure. Our principal executive offices are located at 5301 Stevens Creek Boulevard, Santa Clara, California 95051. Our telephone number at that location is (408) 345-8886. Our home page on the Internet is www.agilent.com. Other than the information expressly set forth in this prospectus, the information contained, or referred to, on our website is not part of this prospectus or any accompanying prospectus supplement.

RISK FACTORS

        Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference in the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the caption "Risk Factors" included in our Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2012, which is incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

USE OF PROCEEDS

        We will use the net proceeds we receive from the sale of the securities offered by this prospectus for general corporate purposes, unless we specify otherwise in the applicable prospectus supplement. General corporate purposes may include repurchases of our outstanding shares of common stock, additions to working capital, capital expenditures, repayment of debt and the financing of acquisitions and investments.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges for each of the fiscal years in the five year period ended October 31, 2011 and for the nine months ended July 31, 2012.

	Fiscal Year Ended
Nine Months Ended July 31, 2012	October 31, 2011	October 31, 2010	October 31, 2009	October 31, 2008	October 31, 2007
9.20	10.13	6.49	1.06	6.33	6.83

        For purposes of determining the ratio of earnings to fixed charges, earnings are defined as income from continuing operations before taxes and equity income plus fixed charges. Fixed charges consist of interest expense on all indebtedness and that portion of operating lease rental expense that is a reasonable approximation of the interest factor and amortization of capitalized expenses related to indebtedness.

DESCRIPTION OF DEBT SECURITIES

        References to "Agilent" in this section of this prospectus are only to Agilent Technologies, Inc. and not to any of its subsidiaries.

        The debt securities will be direct obligations of Agilent and will rank equally and ratably in right of payment with other indebtedness of Agilent that is not subordinated. The debt securities will be issued under an indenture between us and U.S. Bank National Association, as trustee, a copy of which has been filed with the registration statement of which this prospectus is a part.

        The discussion of the material provisions of the indenture and the debt securities set forth below and the discussion of the material terms of a particular series of debt securities set forth in the applicable prospectus supplement are subject to, and are qualified in their entirety by, reference to all of the provisions of the indenture, which provisions of the indenture (including defined terms) are incorporated in this Description of Debt Securities by reference.

        The indenture does not limit the aggregate principal amount of debt securities that may be issued under it. Unless otherwise provided in the terms of a series of debt securities, a series may be reopened, without notice to or consent of any holder of outstanding debt securities, for issuances of additional debt securities of that series. The terms of each series of debt securities will be established by, or pursuant to, a resolution of our board of directors and set forth or determined in the manner provided in an officers' certificate or by a supplemental indenture. The following description of debt securities summarizes certain general terms and provisions of the series of debt securities to which any prospectus supplement may relate. The particular terms of each series of debt securities offered by a prospectus supplement or prospectus supplements will be described in the prospectus supplement or prospectus supplements relating to that series.

        Unless otherwise indicated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars.

General

        We will set forth in a prospectus supplement, to the extent required, the following terms of the series of debt securities in respect of which the prospectus supplement is delivered:

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  the issue price (expressed as a percentage of the aggregate principal amount of the debt securities) at which the debt securities will be issued;

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  the title of the series of the debt securities;

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  any limit on the aggregate principal amount of the debt securities of a series;

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  the issue date;

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  whether the debt securities will be issued in the form of definitive debt securities or global debt securities and, if issued in the form of global debt securities, the identity of the depositary for such global debt security or debt securities;

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  the date or dates on which we will pay the principal of the debt securities;

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  the rate or rates at which the debt securities will bear interest or, if applicable, the method used to determine such rate or rates;

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  the date or dates from which interest will accrue, the date or dates on which interest will be payable and any record date for the interest payable on any interest payment date;

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  the place or places where principal of and any premium and interest on the debt securities of the series will be payable;

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  any optional redemption provisions and any change of control provisions;

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  any events of default in addition to those provided in the indenture;

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  any other specific terms, rights or limitations of, or restrictions on, the debt securities, and any terms that may be required or advisable under applicable laws or regulations; and

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  any covenants relating to us with respect to the debt securities of a particular series if not set forth in the indenture.

        The debt securities will be issuable only in fully registered form, without coupons, or in the form of one or more global debt securities. The debt securities will be issued only in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof, unless otherwise specified in the applicable prospectus supplement.

        Unless otherwise indicated in the applicable prospectus supplement, principal of and interest and premium, if any, on the debt securities will be payable at our office or agency maintained for this purpose within New York City, or, at our option, payment of interest on the debt securities may be made by check mailed to the holders of the debt securities at their respective addresses set forth in the register of holders of debt securities. Unless otherwise indicated in the prospectus supplement, the trustee will initially be a paying agent and registrar under the indenture. We may act as paying agent or registrar under the indenture.

        Unless otherwise indicated in the applicable prospectus supplement, interest will be computed on the basis of a 360-day year of twelve 30-day months. If a payment date is not a business day, payment may be made on the next succeeding day that is a business day, and interest will not accrue for the intervening period.

Certain Covenants

        The indenture governing the terms of the debt securities contains the following principal covenants:

  Limitation on Liens

        Agilent will not, and will not permit any subsidiary to, create, incur, assume or permit to exist any lien on (i) any Principal Property or (ii) the capital stock of any subsidiary, to secure any indebtedness of Agilent, any subsidiary or any other person without securing the debt securities equally and ratably with such indebtedness for so long as such indebtedness shall be so secured, subject to certain exceptions. Exceptions include:

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  liens on assets or property of a person at the time it becomes a subsidiary, securing only indebtedness of such person, provided such indebtedness was not incurred in connection with such person or entity becoming a subsidiary and such liens do not extend to any assets other than those of the person becoming a subsidiary;

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  liens existing on assets created at the time of, or within 18 months after, the acquisition, purchase, lease, improvement or development of such assets to secure all or a portion of the purchase price or lease for, or the costs of improvement or development of, such assets;

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  liens to secure any extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any indebtedness secured by liens referred to above or liens created in connection with any amendment, consent or waiver relating to such indebtedness, so long as such lien is limited to all or part of substantially the same property which secured the lien extended, renewed or replaced, the amount of indebtedness secured is not increased (other than by the amount equal to any costs and expenses (including any premiums, fees or penalties) incurred in connection with any extension, renewal, refinancing or refunding) and the indebtedness so secured does not exceed the fair market value (as determined by Agilent's board of directors) of the assets subject to such liens at the time of such extension, renewal, refinancing or refunding, or such amendment, consent or waiver, as the case may be;

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  liens on property incurred in permitted sale and leaseback transactions;

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  liens in favor of only Agilent or one or more subsidiaries granted by Agilent or a subsidiary to secure any obligations owed to Agilent or a subsidiary of Agilent;

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  liens on property or assets of a person existing at the time such person is merged into or consolidated with Agilent or any of its subsidiaries, or at the time of a sale, lease or other disposition of all or substantially all of the properties or assets of a person to Agilent or any of its subsidiaries, provided that such lien was not incurred in anticipation of the merger, consolidation, or sale, lease, other disposition or other such transaction by which such person was merged into or consolidated with Agilent or any subsidiary of Agilent;

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  liens on securities deemed to exist under repurchase agreements and reverse repurchase agreements entered into by Agilent or any Significant Subsidiary in the ordinary course of business;

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  liens in favor of the trustee granted in accordance with the indenture; and

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  liens otherwise prohibited by this covenant, securing indebtedness which, together with the value of attributable debt incurred in sale and leaseback transactions permitted under "—Limitation on Sale and Leaseback Transactions" below, do not exceed 15% of Consolidated Net Tangible Assets measured at the date of incurrence of the lien.

  Limitation on Sale and Leaseback Transactions

        Agilent will not, and will not permit any subsidiary to, enter into any arrangement with any person pursuant to which Agilent or any subsidiary leases any property that has been or is to be sold or transferred by Agilent or the subsidiary to such person (a "sale and leaseback transaction"), except that a sale and leaseback transaction is permitted if Agilent or such subsidiary would be entitled to incur indebtedness secured by a lien on the property to be leased (without equally and ratably securing the outstanding debt securities of any series) in an amount equal to the present value of the lease payments with respect to the term of the lease remaining on the date as of which the amount is being determined, discounted at the rate of interest set forth or implicit in the terms of the lease, compounded semi-annually (such amount is referred to as the "attributable debt").

        In addition, permitted sale and leaseback transactions not subject to the limitation above and the provisions described in "—Limitation on Liens" above include:

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  temporary leases for a term, including renewals at the option of the lessee, of not more than three years;

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  leases between only Agilent and a subsidiary of Agilent or only between subsidiaries of Agilent;

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  leases where the proceeds from the sale of the property are at least equal to the fair market value (as determined in good faith by Agilent) of the property and Agilent applies an amount equal to the net proceeds of the sale to the retirement of long-term indebtedness or to the purchase of other property or equipment used or useful in its business, within 270 days of the effective date of such sale; provided that, in lieu of applying such amount to the retirement of long-term indebtedness, Agilent may deliver debt securities to the trustee for cancellation, such debt securities to be credited at the cost thereof to it; and

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  leases of property executed by the time of, or within 270 days after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the property.

  Limitation on Consolidation, Merger and Sale of Assets

        Agilent may not consolidate or merge with or into another entity, or sell, lease, convey, transfer or otherwise dispose of its property and assets substantially as an entirety to another entity unless:

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  (1) Agilent is the surviving or continuing corporation or (2) the successor entity, if other than Agilent, is a U.S. corporation, partnership, limited liability company or trust and expressly assumes by supplemental indenture all of Agilent's obligations under the debt securities of all series and the indenture;

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  immediately after giving effect to the transaction, no event of default (as defined below), and no event that, after notice or lapse of time or both, would become an event of default, has occurred and is continuing; and

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  if, as a result of any consolidation, merger, sale or lease, conveyance or transfer described in this covenant, properties or assets of Agilent would become subject to any lien which would not be permitted by the restrictions described under "—Limitation on Liens" without equally and ratably securing the debt securities of each series, Agilent or such successor person, as the case may be, will take the steps as are necessary to secure effectively the debt securities of such series equally and ratably with, or prior to, all indebtedness secured by those liens as described under "—Limitation on Liens."

        In connection with any transaction that is covered by this covenant, Agilent must deliver to the trustee an officers' certificate and an opinion of counsel each stating that the transaction complies with the terms of the indenture.

        In the case of any such consolidation, merger, sale, transfer or other conveyance, but not a lease, in a transaction in which there is a successor entity, the successor entity will succeed to, and be substituted for, Agilent under the indenture and, subject to the terms of the indenture, Agilent will be released from the obligation to pay principal and interest on the debt securities and all obligations under the indenture.

Further Issuances

        Agilent may from time to time, without notice to or the consent of the holders of the debt securities of any series, create and issue additional debt securities having the same terms as, and ranking equally and ratably with, the debt securities of such series in all respects (except for the issue date and, if applicable, the payment of interest accruing prior to the issue date of such additional debt securities and the first payment of interest following the issue date of such additional debt securities). Such additional debt securities may be consolidated and form a single series with, and will have the same terms as to ranking, redemption, waivers, amendments or otherwise, as a previously issued series of debt securities and will vote together as one class on all matters with respect to such debt securities.

Events of Default

        Each of the following is an "event of default" under the indenture with respect to the debt securities of any series:

          (1)   a failure to pay principal of or premium, if any, on the debt securities of such series when due at its stated maturity date, upon optional redemption or otherwise;

          (2)   a default in the payment of any interest on the debt securities of such series when due, continued for 30 days;

          (3)   certain events of bankruptcy, insolvency or reorganization involving Agilent;

          (4)   a default in the performance, or breach, of Agilent's obligations under the "—Certain Covenants—Limitation on Consolidation, Merger and Sale of Assets" covenant described above;

          (5)   a default in the performance, or breach, of any other covenant, warranty or agreement in the indenture (other than a default or breach pursuant to clause (4) immediately above or any other covenant or warranty a default in which is elsewhere dealt with in the indenture) for 90 days after a Notice of Default (as defined below) is given to Agilent; and

          (6)   (a) a failure to make any payment at maturity, including any applicable grace period, on any indebtedness of Agilent (other than indebtedness of Agilent owing to any of its subsidiaries) outstanding in an amount in excess of $100 million or its foreign currency equivalent at the time and continuance of this failure to pay or (b) a default on any indebtedness of Agilent (other than indebtedness owing to any of its subsidiaries), which default results in the acceleration of such indebtedness in an amount in excess of $100 million or its foreign currency equivalent at the time without such indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled, in the case of clause (a) or (b) above; provided, however, that if any failure, default or acceleration referred to in clauses 6(a) or (b) ceases or is cured, waived, rescinded or annulled, then the event of default under the indenture will be deemed cured.

        A default under clause (5) above is not an event of default until the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding notify Agilent of the default and Agilent does not cure such default within the time specified after receipt of such notice. Such notice must specify the default, demand that it be remedied and state that such notice is a "Notice of Default."

        Agilent shall deliver to the trustee, within 30 days after the occurrence thereof, written notice in the form of an officer's certificate of any event that with the giving of notice or the lapse of time or both would become an event of default, its status and what action Agilent is taking or proposes to take with respect thereto.

        If an event of default (other than an event of default resulting from certain events involving bankruptcy, insolvency or reorganization with respect to Agilent) shall have occurred and be continuing, the trustee or the registered holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare, by notice to Agilent in writing (and to the trustee, if given by the holders of the debt securities) specifying the event of default, to be immediately due and payable the principal amount of all the outstanding debt securities of such series, plus accrued but unpaid interest to the date of acceleration. In case an event of default resulting from certain events of bankruptcy, insolvency or reorganization with respect to Agilent shall occur, such amount with respect to all the outstanding debt securities of such series shall be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the outstanding debt securities of such series. Unless as otherwise provided herein, after any such acceleration, but before a judgment or decree based on acceleration is obtained by the trustee, the registered holders of a majority in aggregate principal amount of outstanding debt securities of such series may, under certain circumstances, rescind and annul such acceleration and waive such event of default with respect to the outstanding debt securities of such series if all events of default, other than the nonpayment of accelerated principal, premium or interest with respect to the outstanding debt securities of such series, have been cured or waived as provided in the indenture.

        Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing with respect to a series of debt securities, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the debt securities of such series, unless such holders shall have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.

        No holder of debt securities of any series will have any right to institute any proceeding with respect to the indenture unless:

          (a)   such holder has previously given to the trustee written notice of a continuing event of default;

          (b)   the registered holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding have made written request and offered reasonable indemnity to the trustee to institute such proceeding as trustee; and

          (c)   the trustee shall not have received from the registered holders of a majority in aggregate principal amount of the debt securities of such series then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

        However, such limitations do not apply to a suit instituted by a holder of any debt securities for enforcement of payment of the principal of, and premium, if any, or interest on, such debt securities on or after the respective due dates expressed in such debt securities.

        The indenture requires Agilent to furnish to the trustee, within 120 days after the end of each fiscal year, a statement of an officer regarding compliance with the indenture. Upon becoming aware of any default or event of default, Agilent is required to deliver to the trustee a statement specifying such default or event of default.

Definitions

        The indenture contains the following defined terms:

        "Consolidated Net Tangible Assets" means, as of the time of determination, the aggregate amount of the assets of Agilent and the assets of its consolidated subsidiaries after deducting (1) all goodwill, trade names, trademarks, service marks, patents, unamortized debt discount and expense and other intangible assets and (2) all current liabilities, as reflected on the most recent consolidated balance sheet prepared by Agilent in accordance with GAAP contained in an annual report on Form 10-K or a quarterly report on Form 10-Q timely filed by Agilent with the SEC or any amendment thereto (and not subsequently disclaimed as not being reliable by Agilent) pursuant to the Securities Exchange Act of 1934, as amended, or the "Exchange Act," prior to the time as of which "Consolidated Net Tangible Assets" is being determined.

        "GAAP" means generally accepted accounting principles in the United States of America in effect on the date of the indenture and from time to time.

        "guarantee" means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any indebtedness of any other person and any obligation, direct or indirect, contingent or otherwise, of such person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness of such other person (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term

"guarantee" will not include endorsements for collection or deposit in the ordinary course of business. The term "guarantee," when used as a verb, has a correlative meaning.

        "incur" means issue, assume, guarantee or otherwise become liable for.

        "indebtedness" means, with respect to any person, obligations (other than Non-recourse Obligations) of such person for borrowed money (including, without limitation, indebtedness for borrowed money evidenced by notes, bonds, debentures or similar instruments).

        "Non-recourse Obligation" means indebtedness or other obligations substantially related to the acquisition of assets not previously owned by Agilent or any direct or indirect subsidiaries of Agilent or the financing of a project involving the development or expansion of properties of Agilent or any direct or indirect subsidiaries of Agilent, in each case as to which the obligee with respect to such indebtedness or obligation has no recourse to Agilent or any direct or indirect subsidiary of Agilent or such subsidiary's assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

        "person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

        "Principal Property" means our principal offices in Santa Clara, California, each manufacturing facility, each research and development facility and each service and support facility (in each case including associated office facilities) located within or outside the territorial limits of the United States of America owned by us or any of our wholly owned subsidiaries, except such as our board of directors by resolution determines in good faith (taking into account, among other things, the importance of such property to the business, financial condition and earnings of us and our subsidiaries taken as a whole) not to be of material importance to the business of us and our subsidiaries, taken as a whole.

        "Significant Subsidiary" has the meaning set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act.

        "subsidiary" means, with respect to any person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of that date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

Modification and Waiver

        Subject to certain exceptions, the indenture may be amended with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of all series affected by such amendment (including consents obtained in connection with a tender offer or exchange for the debt securities of such series). Agilent and the trustee may, without the consent of any holders, change the indenture for any of the following purposes:

  •
  to evidence the succession of another person to Agilent and the assumption by any such successor of the covenants of Agilent under the indenture and the debt securities;

  •
  to add to the covenants of Agilent for the benefit of holders of the debt securities or to surrender any right or power conferred upon Agilent;

  •
  to add any additional events of default for the benefit of holders of the debt securities;

  •
  to add to or change any of the provisions of the indenture as necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of debt securities in uncertificated form;

  •
  to secure the debt securities;

  •
  to add or appoint a successor or separate trustee;

  •
  to cure any ambiguity, defect or inconsistency;

  •
  to supplement any of the provisions of the indenture as necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided that the interests of the holders of the debt securities are not adversely affected in any material respect;

  •
  to make any other change that would not adversely affect the holders of the debt securities of such series in any material respect;

  •
  to make any change necessary to comply with any requirement of the SEC in connection with the qualification of the indenture or any supplemental indenture under the Trust Indenture Act of 1939 (the "Act"); and

  •
  to conform the indenture to this Description of Debt Securities or any other similarly titled section in any prospectus supplement relating to a series of debt securities.

        Notwithstanding the foregoing, no modification, supplement, waiver or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

  •
  make any change to the percentage of principal amount of debt securities the holders of which must consent to an amendment, modification, supplement or waiver;

  •
  reduce the rate of or extend the time of payment for interest on any debt securities;

  •
  reduce the principal amount or extend the stated maturity of any debt securities;

  •
  reduce the redemption price of any debt securities or add redemption provisions to the debt securities;

  •
  make any debt securities payable in money other than that stated in the indenture or the debt securities;

  •
  impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities; or

  •
  make any change in the ranking or priority of any debt securities that would adversely affect the holder of such debt securities.

        The holders of at least a majority in aggregate principal amount of the outstanding debt securities may waive compliance by Agilent with certain restrictive provisions of the indenture with respect to the debt securities. The holders of at least a majority in aggregate principal amount of the outstanding debt securities may waive any past default under the indenture, except a default not theretofore cured in the payment of principal or interest and certain covenants and provisions of the indenture which cannot be amended without the consent of the holder of each outstanding debt security.

Defeasance

        Agilent at any time may terminate all its obligations with respect to the debt securities of any series (such termination, "legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the debt securities of such series, to replace mutilated, destroyed, lost or stolen debt securities and to maintain a registrar and paying agent in respect of the debt securities of such series. Agilent at any time may also terminate its obligations with respect to the debt securities of any series under the covenants described under "—Certain Covenants—Limitation on Liens" and "—Certain Covenants—Limitation on Sale and Leaseback Transactions" and under clause (5) under "—Events of Default," which termination is referred to in this prospectus as "covenant defeasance." Agilent may exercise its legal defeasance option with respect to any series of debt securities notwithstanding its prior exercise of its covenant defeasance option with respect to such series of debt securities.

        If Agilent exercises its legal defeasance option with respect to the debt securities of any series, payment of the debt securities of such series may not be accelerated because of an event of default with respect thereto. If Agilent exercises its covenant defeasance option with respect to the debt securities of any series, payment of the debt securities of such series may not be accelerated because of an event of default specified in clauses (5) and (6) under "—Events of Default" and with respect to certain covenants in the indenture, including those described under "—Certain Covenants."

        The legal defeasance option or the covenant defeasance option with respect to the debt securities of any series may be exercised only if:

          (a)   Agilent irrevocably deposits in trust with the trustee money or U.S. government securities or a combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms, will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay principal and interest when due on all the debt securities being defeased to maturity;

          (b)   no default or event of default with respect to the debt securities of such series has occurred and is continuing on the date of such deposit, or, with respect to an event of default involving bankruptcy, at any time in the period ending on the 91st day after the date of deposit;

          (c)   in the case of the legal defeasance option, Agilent delivers to the trustee an opinion of counsel stating that:

            (1)   Agilent has received from the IRS a ruling, or

            (2)   since the date of the indenture there has been a change in the applicable U.S. federal income tax law, to the effect, in either case, that and based thereon such opinion of counsel shall confirm that the holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such defeasance has not occurred;

          (d)   in the case of the covenant defeasance option, Agilent delivers to the trustee an opinion of counsel to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

          (e)   Agilent delivers to the trustee an officer's certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance and discharge of the debt securities of such series have been complied with as required by the indenture.

Discharge

        When (i) Agilent delivers to the trustee all outstanding debt securities of any series (other than debt securities replaced because of mutilation, loss, destruction or wrongful taking) for cancellation or (ii) all outstanding debt securities of any series have become due and payable, or are by their terms due and payable within one year whether at maturity or are to be called for redemption within one year under arrangements reasonably satisfactory to the trustee, and in the case of clause (ii) Agilent irrevocably deposits with the trustee funds sufficient to pay at maturity or upon redemption all outstanding debt securities of such series, including interest thereon, and if in either case Agilent pays all other sums related to the debt securities of such series payable under the indenture by Agilent, then the indenture shall, subject to certain surviving provisions, cease to be of further effect with respect to such series. The trustee shall acknowledge satisfaction and discharge of the indenture with respect to the debt securities of such series on demand of Agilent accompanied by an officers' certificate and an opinion of counsel of Agilent.

Governing Law

        The indenture is and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

PLAN OF DISTRIBUTION

        We may sell the debt securities offered by this prospectus through agents, underwriters or dealers, or directly to one or more purchasers or through a combination of any of these methods of sale. The prospectus supplement with respect to particular debt securities will set forth the terms and conditions of the securities, including the public offering or purchase price and the proceeds to Agilent from the sale, the expenses of the offering, the securities exchanges, if any, on which the debt securities will be listed and the other terms and conditions listed below.

        If we use agents who we designate to solicit or receive offers to purchase the debt securities:

  •
  We will name any agent involved in offering or selling debt securities, and disclose any compensation (including discounts and commissions) that we will pay to the agent and commissions from purchasers of debt securities for whom such agent acts as an agent, in the applicable prospectus supplement.

  •
  Unless we indicate otherwise in the applicable prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

  •
  Our agents may be deemed to be underwriters under the Securities Act of 1933, as amended, of any of the debt securities that they offer or sell.

        If we use an underwriter or underwriters in the offer or sale of our debt securities:

  •
  We will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of the debt securities.

  •
  We will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including all the compensation the underwriters and dealers will receive (including discounts and commissions and compensation from purchasers of debt securities for whom such underwriters or dealers act as agent), in the applicable prospectus supplement.

  •
  The underwriters will use the applicable prospectus supplement to sell the debt securities.

  •
  Underwriters may offer and sell the debt securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

        If we use a dealer to sell the debt securities:

  •
  We, as principal, will sell the debt securities to the dealer.

  •
  The dealer will then sell the debt securities to the public at varying prices that the dealer will determine at the time it sells our debt securities.

  •
  We will include the name of the dealer and the terms of our transactions with the dealer, including all the compensation (including discounts and commissions) the dealer will receive, in the applicable prospectus supplement.

        We may solicit directly offers to purchase the securities, and we may directly sell the securities to institutional or other investors. We will describe the terms of our direct sales in the applicable prospectus supplement.

        We may indemnify agents, underwriters, dealers and remarketing firms and their controlling persons against certain liabilities, including liabilities under the Securities Act. Such agents, underwriters, dealers, remarketing firms and their controlling persons may also be entitled to contribution with respect to payments they may be required to make in respect of those liabilities. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

        We may authorize our agents and underwriters to solicit offers by certain institutions to purchase the debt securities at the public offering price under contracts providing for payment and delivery on a future date.

  •
  If we use delayed delivery contracts, we will disclose that we are using them in the applicable prospectus supplement and will tell you when we will demand payment and delivery of the debt securities under the delayed delivery contracts.

  •
  These delayed delivery contracts will be subject only to the conditions that we describe in the applicable prospectus supplement.

  •
  We will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive.

  •
  Institutions with which those contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others.

        Each series of debt securities will be a new issue of securities with no established trading market. Any underwriters to whom offered debt securities are sold by us for public offering and sale may make a market in such offered debt securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any offered securities.

        Any underwriter may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Rule 104 permits stabilizing bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. The underwriters may over-allot offered securities, thereby creating a short position in the underwriters' account. Syndicate covering transactions involve purchases of offered securities in the open market after the distribution has been completed to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

        Any underwriter may from time to time make loans to us and our subsidiaries or affiliates and may perform other services for us and our subsidiaries or affiliates in the normal course of their business, including investment banking, commercial banking and other financial services, for which they may receive customary compensation.

LEGAL MATTERS

        Unless otherwise specified in the prospectus supplement accompanying this prospectus, Fenwick & West LLP, Mountain View, California, will provide opinions regarding the authorization and validity of the securities. Any underwriters will also be advised about the validity of the securities and other legal matters by Simpson Thacher & Bartlett LLP, Palo Alto, California, or any other counsel to the underwriters named in the prospectus supplement.

EXPERTS

        The consolidated financial statements and financial statement schedule of Agilent Technologies, Inc. and subsidiaries as of October 31, 2011 and 2010, and for each of the three years in the period ended October 31, 2011, and management's assessment of the effectiveness of internal control over financial reporting as of October 31, 2011, which is included in management's report on internal control over financial reporting, incorporated in this prospectus by reference to the Current Report on Form 8-K of Agilent Technologies, Inc. filed with the SEC on September 10, 2012, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

        The consolidated financial statements of Dako A/S as of December 31, 2011 and for the year then ended have been incorporated by reference herein and in the registration statement by way of Agilent Technologies, Inc.'s Current Report on Form 8-K/A filed with the SEC on September 5, 2012, in reliance upon the report of KPMG Statsautoriseret Revisionspartnerselskab, independent auditor, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The qualified audit report covering the December 31, 2011 consolidated financial statements contains an explanatory paragraph that states that Dako A/S and subsidiaries did not present comparative financial information for the year ended December 31, 2010, which is required by International Financial Reporting Standards as issued by the International Accounting Standards Board.

WHERE YOU CAN FIND MORE INFORMATION

        This prospectus is part of a registration statement that we filed with the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules of the SEC allow us to omit from this prospectus some of the information included in the registration statement. This information may be inspected and copied at, or obtained at prescribed rates from the public reference room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. In addition, the SEC maintains an Internet site, http://www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

        We are subject to the informational requirements of the Exchange Act. We fulfill our obligations with respect to such requirements by filing periodic reports and other information with the SEC. These reports and other information are available as provided above.

        We maintain an Internet site at www.agilent.com. Our website and the information contained on that site, or connected to that site, are not incorporated into this prospectus or the registration statement.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" in this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus or a prospectus supplement. We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus:

  •
  Annual Report on Form 10-K for the fiscal year ended October 31, 2011 (including those sections incorporated by reference from our Proxy Statement filed February 8, 2012; provided, however, Items 1, 1A, 2, 7, 8 and 15 have been revised to give effect to the change in reportable segments, which have been included in the Company's Current Report on Form 8-K filed with the SEC on September 10, 2012);

  •
  Quarterly Reports on Form 10-Q for the fiscal quarters ended January 31, 2012, April 30, 2012 and July 31, 2012 (including the Form 10-Q/A for the fiscal quarter ended July 31, 2012 filed with the SEC on September 7, 2012); and

  •
  Current Reports on Form 8-K filed November 22, 2011, March 27, 2012, May 22, 2012, July 5, 2012, August 3, 2012 and September 10, 2012 and Current Report on Form 8-K/A filed on September 5, 2012.

        Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus shall be deemed to be modified or superseded for purpose of this prospectus to the extent that a statement contained in this prospectus (or in any document incorporated by reference therein) or in any other subsequently filed document that is or is deemed to be incorporated by reference into this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference in this prospectus.

        You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost to you by writing or telephoning us at the following address:

Agilent Technologies, Inc.
Attn: Investor Relations
5301 Stevens Creek Boulevard
Santa Clara, California 95051
(408) 345-8886

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other expenses of issuance and distribution.

        The following is a statement of the estimated expenses (other than underwriting compensation) to be incurred by Registrant in connection with the distribution of debt securities registered under this registration statement.

SEC registration fee	$	*
Accounting fees and expenses		**
Trustees' fees and expenses (including counsel fees)		**
Legal fees and expenses (including Blue Sky fees)		**
Printing and engraving fees		**
Rating agency fees		**
Miscellaneous		**
Total	$	**

*
Excluded because the SEC registration fee is being deferred pursuant to Rule 456.

**
Estimated amounts of fees and expenses to be incurred in connection with any offering pursuant to this registration statement will be determined from time to time and reflected in the applicable prospectus supplement.

Item 15.    Indemnification of directors and officers.

        Agilent is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal.

        Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

        Agilent's Certificate of Incorporation and Bylaws provide for the indemnification of officers and directors to the fullest extent permitted by the Delaware General Corporation Law.

        All of Agilent's directors and officers are covered by insurance policies maintained by Agilent against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1933. In addition, Agilent has entered into indemnity agreements with its directors and executive officers and certain former directors and officers of acquired companies that obligate it to indemnify such directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law.

        See also the undertakings set out in response to Item 17.

Item 16.    Exhibits.

Exhibit Number	Exhibit Description
1.01	Form of Underwriting Agreement for debt securities.*
4.01
Indenture, dated October 24, 2007, between Agilent Technologies, Inc. and the trustee for the debt securities. Incorporated by reference to Exhibit 4.01 of the Company's Registration Statement on Form S-3 (File No. 333-146892) filed with the Securities and Exchange Commission on October 24, 2007.
4.02	Forms of notes related to the debt securities.*
5.01	Opinion of Fenwick & West LLP.
12.01	Computation of ratio of earnings to fixed charges.
23.01	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.
23.02	Consent of KPMG Statsautoriseret Revisionspartnerselskab, independent auditor.
23.03	Consent of Fenwick & West LLP (contained in Exhibit 5.01).
24.01	Power of Attorney (incorporated by reference to the signature page hereto).
25.01
T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the trustee, in respect of the Indenture. Incorporated by reference to Exhibit 25.01 of the Company's Registration Statement on Form S-3 (File No. 333-146892) filed with the Securities and Exchange Commission on October 24, 2007.

*
To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference or by post-effective amendment.

Item 17.    Undertakings.

        (a)   The undersigned Registrant hereby undertakes:

          (1)   to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

  provided, however, that clauses (i), (ii) and (iii) do not apply if the Registration Statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement;

          (2)   that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3)   to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

          (4)   that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

            (A)  Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

            (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date; and

          (5)   that, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

        (b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on September 10, 2012.

AGILENT TECHNOLOGIES, INC.
By:	/s/ WILLIAM P. SULLIVAN William P. Sullivan, Chief Executive Officer and President

POWER OF ATTORNEY

        KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William P. Sullivan, Didier Hirsch and Marie Oh Huber, or any of them, his or her attorney-in-fact, each with the power of substitution and re-substitution, for him or her in any and all capacities, to sign any amendments and post-effective amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WILLIAM P. SULLIVAN William P. Sullivan	Director, President and Chief Executive Officer (Principal Executive Officer)	September 10, 2012
/s/ DIDIER HIRSCH Didier Hirsch	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	September 10, 2012
/s/ SOLANGE GLAIZE Solange Glaize	Vice President, Corporate Controllership (Principal Accounting Officer)	September 10, 2012
/s/ JAMES G. CULLEN James G. Cullen	Chairman of the Board of Directors	September 10, 2012

Signature	Title	Date

/s/ PAUL N. CLARK Paul N. Clark	Director	September 10, 2012
Robert J. Herbold	Director	September , 2012
Tadataka Yamada, M.D.	Director	September , 2012
/s/ KOH BOON HWEE Koh Boon Hwee	Director	September 10, 2012
/s/ HEIDI FIELDS Heidi Fields	Director	September 10, 2012
/s/ DAVID M. LAWRENCE, M.D. David M. Lawrence, M.D.	Director	September 10, 2012
/s/ A. BARRY RAND A. Barry Rand	Director	September 10, 2012

 Exhibit Index

Exhibit Number	Exhibit Description
1.01	Form of Underwriting Agreement for debt securities.*
4.01
Indenture, dated October 24, 2007, between Agilent Technologies, Inc. and the trustee for the debt securities. Incorporated by reference to Exhibit 4.01 of the Company's Registration Statement on Form S-3 (File No. 333-146892) filed with the Securities and Exchange Commission on October 24, 2007.
4.02	Forms of notes related to the debt securities.*
5.01	Opinion of Fenwick & West LLP.
12.01	Computation of ratio of earnings to fixed charges.
23.01	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.
23.02	Consent of KPMG Statsautoriseret Revisionspartnerselskab, independent auditor.
23.03	Consent of Fenwick & West LLP (contained in Exhibit 5.01).
24.01	Power of Attorney (incorporated by reference to the signature page hereto).
25.01
T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the trustee, in respect of the Indenture. Incorporated by reference to Exhibit 25.01 of the Company's Registration Statement on Form S-3 (File No. 333-146892) filed with the Securities and Exchange Commission on October 24, 2007.

*
To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference or by post-effective amendment.